Exhibit 99.1

NorthWestern Corporation d/b/a NorthWestern Energy 125 S. Dakota Ave. Sioux Falls, SD 57104 www.northwesternenergy.com

News Release	NASDAQ: NWEC

Media Relations Contact:	Investor Relations Contact:
Claudia Rapkoch	Dan Rausch
(406) 497-2841	(605) 978-2902
claudia.rapkoch@northwestern.com	dan.rausch@northwestern.com
or
Stan Neve, Brunswick Group
(212) 333-3810

Babcok & Brown Infrastructure
Tristan B. Peniston-Bird, Gavin Anderson & Company
(212) 515-1933

NORTHWESTERN CORPORATION REACHES DEFINITIVE AGREEMENT TO SELL
COMPANY TO BABCOCK & BROWN INFRASTRUCTURE

Consideration is $37 Per Share in Cash

Acquirer is a Long-Term Investor Committed to Stability

No Impact from Transaction on Cost, Reliability or Quality of Customer Service

SIOUX FALLS, S.D. – April 25, 2006 – The Board of Directors of NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ: NWEC) today announced that the Company has reached a definitive agreement with Babcock & Brown Infrastructure (“BBI”) under which BBI will acquire NorthWestern in an all-cash transaction at $37 per share, valuing the Company at $2.2 billion. The transaction is subject to regulatory and shareholder approvals.

BBI is a utility infrastructure company based in Sydney, Australia and listed on the Australian Stock Exchange (ASX: BBI). It owns and manages on a long-term basis, utility and infrastructure companies and assets around the world. BBI owns companies in electricity transmission and distribution, gas transmission and distribution, and transport infrastructure, and has ownership interests in thermal and renewable power generation. BBI’s energy sector management are utility executives with an average of more than 25 years experience in the electric and gas transmission and distribution business.

BBI has committed to maintaining existing employee and customer service levels. Additionally, NorthWestern will have access to BBI’s capital base and experience with the development of new transmission, wind power and coal projects. The transaction will not increase NorthWestern’s debt.

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Steven Boulton, Chief Executive Officer of Babcock & Brown Infrastructure said: “BBI is extremely pleased to have the opportunity to team with this well run, locally based utility and to further expand BBI’s involvement in the United States. There are many parallels between the NorthWestern business and BBI’s complementary businesses in Australia, New Zealand and Europe. Each of the businesses operates distribution and transmission assets in locally regulated environments with geographically large service territories. We look forward to meeting with the regulators and other state and local public officials to share details of our plans to ensure that NorthWestern will continue to improve service, stabilize rates and provide exceptional customer care in Montana, South Dakota and Nebraska.”

E. Linn Draper, Chairman of the Board of NorthWestern, said: “We are pleased that our strategic review process has yielded an extremely positive outcome for all our stakeholders – one that is far superior to the unsolicited proposals received during 2005, and which represents the best value for stockholders of the proposals we received as part of the process. In its review of the proposals, the Board recognizes that BBI provides the experience and stability that the local community demanded, while offering the highest value for stockholders. Additionally, the transaction will not increase NorthWestern’s debt and includes adequate protections for NorthWestern’s stockholders.”

Michael J. Hanson, NorthWestern’s President and Chief Executive Officer, said:  “Throughout this process, the Board and senior management have been working to balance the interests of all of NorthWestern’s stakeholders — customers, employees, regulators and stockholders. NorthWestern has focused in particular on ensuring that a sale of the Company has no impact on the cost, reliability or quality of our customer service.”

Hanson added:  “We strongly believe that a sale to BBI represents the best outcome for all of NorthWestern’s stakeholders. BBI is a long-term owner of energy, transmission and power generation businesses with a well earned and proven track record.”

BBI and NorthWestern are committed to maintaining strong relationships with the communities and the regulators in Montana, South Dakota and Nebraska. BBI has indicated an intention to ensure local management accountability with a focus on a continuation of excellent customer service.

The transaction is subject to the approval of NorthWestern’s shareholders and customary regulatory approvals, and is expected to be completed in 2007. Upon closing NorthWestern will cease to be a publicly traded company and will become a locally managed subsidiary of BBI.

Sale Process

In mid-2005, following its emergence from a successful reorganization under Chapter 11 and several quarters of improving financial performance, NorthWestern received several informal proposals from parties who were interested in buying the Company.

In keeping with its fiduciary duties, NorthWestern’s Board of Directors in November 2005 directed senior management and its financial advisor to commence an evaluation of all strategic alternatives to maximize value for all stockholders. In connection with the review, NorthWestern identified and invited interested parties, including Montana Public Power (MPPI) and Black Hills Corporation, to submit formal proposals to acquire NorthWestern. All interested parties were invited to perform due diligence, and the Board’s financial advisor and senior management actively engaged with the bidders as they considered their final offers.

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The Board established an M&A Committee of independent directors to oversee the process. After a thorough review and analysis of the final proposals, the Board determined that a sale of the Company was the best means of maximizing stockholder value. The Board reviewed the most attractive proposals, and in early April had its advisors engage with the interested parties in an effort to obtain the best possible outcome for the Company and its stakeholders.

The agreed upon acquisition price represents a 15.3% premium to NorthWestern’s share price of $32.09 upon market close April 25, 2006. The transaction will be fully taxable to NWEC shareholders.

NorthWestern was advised by Credit Suisse and Manatt, Phelps & Phillips LLP. The Blackstone Group, as financial advisor, rendered a fairness opinion in connection with the transaction to the Board of Directors of NorthWestern.

Investor Conference Call

NorthWestern will host an investor conference call on Wednesday, April 26, 2006, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss today’s announcement.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at 2:30 p.m. ET on April 26, 2006, through May 26, 2006, at (800) 475-6701, access code 827377.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 628,500 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company’s Web site at www.northwesternenergy.com.

About Babcock & Brown Infrastructure

Babcock & Brown Infrastructure (ASX: BBI) is a utility investment company that provides investors access to a diversified portfolio of quality infrastructure assets. BBI’s strategy focuses on identifying, acquiring and operating quality utility and infrastructure investments worldwide.

Its investments include:

•                  Powerco – the second largest electricity and gas distribution business in New Zealand;

•                  IEG – a natural gas and LPG distribution and supply business in the United Kingdom, Channel Islands, Isle of Man and Portugal;

•                  Cross Sound Cable - a high voltage direct current transmission cable which links the electricity grids of New York and Connecticut;

•                  Dalrymple Bay Coal Terminal - one of the worlds largest coal export facilities, located in Queensland, Australia;

•                  PD Ports – the second largest port operator and the owner of the largest port in the industrial north-east of the United Kingdom;

•                  Ecogen – a 50% equity stake in gas-fired electricity generation plants in Victoria, Australia;

•                  Redbank – a 50% equity stake in a coal tailings-fired electricity generation plant in New South Wales, Australia; and

•                  B&B Wind Partners – a 16.5% equity stake in a portfolio of 15 wind energy farms in the US, Spain, Germany, and Australia.

BBI has a current enterprise value of approximately $4.5 billion.

For further information please visit BBI’s Web site: www.bbinfrastructure.com

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•                              our ability to maintain normal terms with vendors and service providers;

•                              our ability to fund and execute our business plan;

•                              our ability to avoid or mitigate adverse rulings or judgments against us in our pending litigation arising from our bankruptcy proceeding, litigation related to our acquisition of the electric and natural gas transmission and distribution business formerly held by The Montana Power Company, and the formal investigation being conducted by the Securities and Exchange Commission;

•                              unscheduled generation outages, maintenance or repairs which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs;

•                              unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•                              adverse changes in general economic and competitive conditions in our service territories; and

•                              potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse affect on our liquidity, results of operations and financial condition.

In addition, we may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of our stockholders, regulatory approvals or to satisfy other customary closing conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or publicly update any forward-looking statements for any reason.

Important Legal Information

In connection with the proposed transaction, Northwestern Corporation will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of Northwestern Corporation are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of Northwestern Corporation in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Northwestern Corporation at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Northwestern Corporation by directing such request to Northwestern Corporation, 125 South Dakota Avenue. Sioux Falls, SD 57104, Attention: Dan Rausch, Director of Investor Relations, telephone: (605) 978-2902.

Northwestern Corporation, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Northwestern Corporation stockholders in connection with the proposed transaction. Information about the interests of Northwestern Corporation’s participants in the solicitation is set forth in Northwestern Corporation’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

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